Registration Statement No. 333-286519
Filed with the Securities and Exchange Commission on April 28, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pre-Effective Amendment No.1

RIVERSOURCE LIFE INSURANCE COMPANY
(Exact Name of Registrant as specified in charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0823832 (I.R.S. Employer Identification No.)
70100 Ameriprise Financial Center
Minneapolis, MN 55474
(800) 862-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole D. Wood
RiverSource Life Insurance Company
50605 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 678-5337
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Prospectus
May 1, 2025
RiverSource®
Fixed Account Interests
Offered Under the Group Variable Annuity Contract

Issued by:	RiverSource Life Insurance Company (RiverSource Life)
70100 Ameriprise Financial Center Minneapolis, MN 55474 Telephone: 1-800-862-7919 (Service Center)
This Fixed Account prospectus describes interests in the Fixed Account available under the RiverSource® Group Variable Annuity Contract. New variable annuity contracts are not currently being offered. However, if you own a variable annuity contract, you may be able to allocate purchase payments and contract value to the Fixed Account under your contract. Please refer to your variable annuity contract or certificate (contract) and the separate prospectus for the contract (contract prospectus) for details regarding whether you are eligible to invest in the Fixed Account. Please read this Fixed Account prospectus carefully and keep it for future reference. This prospectus does not describe the contract. This prospectus only describes the Fixed Account. If you make a total withdrawal of money from the Fixed Account, you may be subject to a market value adjustment. Interest rates in the future may be higher or lower than the previous guaranteed interest rate.
A discussion of risk factors associated with the Fixed Account begins on page 4 of this prospectus.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
An investment in the Fixed Account is not a deposit of a bank or financial institution and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. An investment in the Fixed Account involves investment risk including the possible loss of principal.
The principal underwriter of the Fixed Account is RiverSource Distributors, Inc. The offering of the interests in the Fixed Account is intended to be continuous.
RiverSource Life has not authorized any person to give any information or to make any representations regarding the Fixed Account other than those contained in this prospectus. Do not rely on any such information or representations.

RiverSource Fixed Account Interests — Prospectus 1

2 RiverSource Fixed Account Interests — Prospectus

Key Terms
These terms can help you understand details about the Fixes Account.
Code: The Internal Revenue Code of 1986, as amended.
Contract: The RiverSource® Group Variable Annuity Contract under which the Fixed Account interests are offered.
Contract value: The total value of your contract before we deduct any applicable charges.
Contract year: A period of 12 months, starting on the effective date of your contract and on each anniversary of the effective date.
Fixed account: Part of our general account to which you may allocate purchase payments. Amounts you allocate to this account earn interest at rates we declare periodically.
Good order: We cannot process your transaction request relating to the contract until we have received the request in good order at our Service Center. “Good order” means the actual receipt of the requested transaction in writing, along with all information, forms and supporting legal documentation necessary to effect the transaction. To be in “good order,” your instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.
Market Value Adjustment (MVA): A positive or negative adjustment assessed if we pay out the Fixed Account value in a lump sum when you withdraw the total contract value to transfer that value to another funding vehicle (other than a transfer to variable investment option available under the contract), you make a total withdrawal of the Fixed Account contract value, or we terminate the contract pursuant to the terms of the contract.

Owner (you, your): The plan sponsor or trustee of the plan.
Plan: The retirement plan under which the contract is issued and which meets the requirements of Code Sections 401 (including 401(k)) or 457.
RiverSource Life: In this prospectus, “we,” “us,” “our” and “RiverSource Life” refer to RiverSource Life Insurance Company.
Service Center: Our department that processes all transaction and service requests for the contracts. We consider all transaction and service requests received when they arrive in good order at the Service Center. Any transaction or service requests sent or directed to any location other than our Service Center may end up delayed or not processed. Our Service Center address and telephone number are listed on the first page of this prospectus.
Valuation date: Any normal business day, Monday through Friday, on which the NYSE is open, up to the time it closes. At the NYSE close, the next valuation date begins. If your contract anniversary is not a valuation date, your contract value for that contract anniversary will be based on close of business values on the next valuation date.
If we receive your purchase payment or any transaction request (such as a transfer or withdrawal request) in good order at our Service Center before the close of business, we will process your payment or transaction using the close of business values we calculate on the valuation date we received your payment or transaction request. On the other hand, if we receive your purchase payment or transaction request in good order at our Service Center at or after the close of business, we will process your payment or transaction using the close of business values we calculate on the next valuation date.
Variable account: Separate subaccounts to which you may allocate purchase payments; each invests in shares of one fund. The value of your investment in each subaccount changes with the performance of the particular fund.

RiverSource Fixed Account Interests — Prospectus 3

Risk Factors
This section discusses risks associated with the Fixed Account. Please refer to your contract prospectus for information about risks associated with your contract.
Interest Rate Risk
The Fixed Account pays an interest rate declared by us when you make an allocation to that account and is fixed for one year. We will periodically change the declared interest rate for future allocations to these accounts at our discretion based, in part, on various factors related to future investment earnings. We cannot predict nor can we guarantee future rates.
Liquidity Risk
We will apply a Market Value Adjustment (“MVA”) if we pay out the Fixed Account value in a lump sum when you withdraw the total contract value to transfer that value to another funding vehicle (other than a transfer to variable investment option available under the contract), you make a total withdrawal of the Fixed Account contract value, or we terminate the contract pursuant to the terms of the contract. Because a total withdrawal may result in a loss of principal due to the MVA, the Fixed Account provides limited liquidity.
Market Value Adjustment Risk
We will apply an MVA to total withdrawals from the Fixed Account as described above. The MVA may be negative, positive or result in no change depending on how the interest rate credited to all prior purchase payments allocated to the Fixed Account compares to the interest rate credited to new purchase payments allocated to the Fixed Account. You bear the risk of loss of principal due to a negative MVA.
Investment Risk
We guarantee the contract value allocated to the Fixed Account, including interest credited, if you do not make a total withdrawal of contract value from the Fixed Account, as described above. Otherwise, a total withdrawal of contract value from the Fixed Account may result in the loss of principal due to a negative MVA.
Financial Strength
All guarantees under the Fixed Account are subject to the creditworthiness and continued claims-paying ability of RiverSource Life. The assets held in our general account support the guarantees under your contract including your investment in the Fixed Account. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors.
Cybersecurity and Systems Integrity
Increasingly, businesses are dependent on the continuity, security, and effective operation of various technology systems. The nature of our business depends on the continued effective operation of our systems and those of our business partners.
This dependence makes us susceptible to operational and information security risks from cyber-attacks. These risks may include the following:
•
the corruption or destruction of data;
•
theft, misuse or dissemination of data to the public, including your information we hold; and
•
denial of service attacks on our website or other forms of attacks on our systems and the software and hardware we use to run them.
These attacks and their consequences can negatively impact your investment in the Fixed Account, your privacy, your ability to conduct transactions, or your ability to receive timely service from us. There can be no assurance that we or our other business partners will avoid losses affecting your investment in the Fixed Account due to any successful cyber-attacks or information security breaches. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries).
The Fixed Account
You may allocate purchase payments and transfer contract value to the Fixed Account. Amounts allocated to the Fixed Account are part of our general account. We back the principal and interest guarantees relating to the Fixed Account. These guarantees are subject to the creditworthiness and continued claims-paying ability of the company. The value of

4 RiverSource Fixed Account Interests — Prospectus

the Fixed Account increases as we credit interest to the account. We credit and compound interest daily based on a 365-day year so as to produce the annual effective rate which we declare. We do not credit interest on leap days (Feb. 29). The interest rate we apply to each purchase payment or transfer to the Fixed Account is guaranteed for one year. Thereafter, we will change the rates from time to time at our discretion, however the rate will not be less than 4%. Interest rates credited in excess of the guaranteed rate generally will be based on various factors related to future investment earnings. The current interest rate for allocations to the Fixed Account can be obtained by contacting our Service Center at the number listed on the cover page of this prospectus.
In addition, a market value adjustment is imposed on the Fixed Account if we pay out the Fixed Account value in a lump sum when the owner withdraws the value of the Fixed Account due to total withdrawal, contract transfer or contract termination. The amount of the market value adjustment approximates the gain or loss resulting from sale by RiverSource Life of assets purchased with purchase payments.
Market Value Adjustment
A Market Value Adjustment (MVA) applies only when we pay out the Fixed Account value in a lump sum when:
•
you withdraw the total contract value to transfer that value to another funding vehicle;
•
you make a total withdrawal of the Fixed Account contract value; or
•
we terminate the contract as described below.
We may terminate the contract if:
•
you adopt an amendment to the plan that causes the plan to be materially different from the original plan (to be “materially different,” the amendment must cause a substantial change in the level of the dollar amounts of purchase payments or contract benefits paid by us);
•
the plan fails to qualify or becomes disqualified under the appropriate sections of the Code;
•
while the contract is in force, and prior to any withdrawal or contract termination, you offer under the plan a prohibited investment as a funding vehicle to which future contributions may be made (prohibited investments include: guaranteed investment contracts, bank investment contracts, annuity contracts with fixed and/or variable accounts, and funding vehicles providing a guarantee of principal); or
•
you change to a record-keeper not approved by us.
We will apply the MVA to the contract value withdrawn from the Fixed Account after deducting any applicable contract administrative charge and withdrawal charge. (See “Charges.”)
At your option, we will pay the contract value in a lump sum or in annual installment payouts. A lump sum payout will be subject to an applicable MVA to the Fixed Account value. We will apply the MVA to the contract value withdrawn from the Fixed Account after deducting any applicable contract charges. See “Charges” in your contract prospectus for information on fees and charges that apply under your contract.
No MVA applies if:
•
you make a partial withdrawal of the Fixed Account contract value;
•
we pay you installment payments when you withdraw the total contract value and transfer that value to another funding vehicle or we terminate the contract; or
•
you transfer contract values from the Fixed Account to the variable accounts.
Calculating the MVA
The MVA will reflect the relationship between the current interest rate credited to new purchase payments allocated to the Fixed Account and the rate credited to all prior purchase payments. We calculate the MVA as follows:
MVA = Fixed Account value × (A – B) x C
Where:
A	=	the weighted average interest rate (in decimal form) credited to all Fixed Account purchase payments made by you at the time of termination, rounded to four decimal places;
B	=	the interest rate (in decimal form) credited to new purchase payments to the contract at the time of termination or total withdrawal, rounded to four decimal places; and
C	=	the annuity factor, which represents the relationship between the contract year and the average duration of underlying investments from the following table:

Contract year	Annuity factor
1–3	6.0
4–6	5.0

RiverSource Fixed Account Interests — Prospectus 5

Contract year	Annuity factor
7 +	4.0
The following examples show a downward and upward MVA.
1.
Assume: contract effective date of Oct. 1, 1993
contract termination date of July 1, 1998
contract year at termination is five

Year	Purchase payments	Initial rate	Current rate	Accumulation account value
1	$10,000	6.50%	6.25%	$12,560
2	8,000	6.00	6.25	9,870
3	12,000	6.25	6.25	13,960
4	15,000	7.50	6.75	16,660
5	20,000	6.50	6.50	20,640

Total accumulation account value	=	$73,690
Withdrawal charge = .03 × 73,690	=	2,211
Fixed Account value = 73,690 – 2,211	=	71,479
Weighted average interest rate	=	6.433%
Interest rate on new purchase payments	=	6.750
MVA = $71,479 × (.06433 – .06750) × 5.0	=	$(1,132.94)
Market value = 71,479 – 1,132.94	=	70,346.06
2.
Assume: contract effective date of Jan. 15, 1994
contract termination date of Sept. 20, 1996
contract year at termination is three

Year	Purchase payments	Initial rate	Current rate	Accumulation account value
1	$15,000	7.00%	6.25%	$17,710
2	20,000	6.50	6.00	22,140
3	25,000	5.50	5.50	25,910

Total accumulation account value	=	$65,760
Withdrawal charge = .05 × 65,760	=	3,288
Fixed Account value = 65,760 – 3,288	=	62,472
Weighted average interest rate	=	5.870%
Interest rate on new purchase payments	=	5.250
MVA = $62,472 × (.05870 – .05250) × 6	=	$2,323.96
Market value = 62,472 + 2,323.96	=	64,795.96
Valuing Your Investment in the Fixed Account
We value the amounts you allocate to the Fixed Account directly in dollars. The value of the Fixed Account equals:
•
the sum of your purchase payments and transfer amounts allocated to the Fixed Account;
•
plus interest credited;
•
minus the sum of amounts withdrawn (including any applicable withdrawal charges) and amounts transferred out;
•
minus any applicable charges under your contract.
See “Charges” in your contract prospectus for information on fees and charges that apply under your contract.
Transferring Contract Value To and From the Fixed Account
You may transfer contract values from the Fixed Account to one or more subaccounts once during each of two transfer periods: within 60 days after each plan year anniversary and within 60 days after the first day of the seventh month in each plan year.
However, if you made a transfer from the Fixed Account to the subaccounts, you may not make a transfer from any subaccount back to the Fixed Account until the next transfer period. We will not accept requests for transfers from the Fixed Account at any other time.
There is no charge for transfers. No MVA applies to transfers from the Fixed Account. Before making a transfer, you should consider the risks involved in changing investments. We may suspend or modify transfer privileges at any time. Any restrictions imposed by the plan will apply.

6 RiverSource Fixed Account Interests — Prospectus

See “Transferring Among Accounts” in your contract prospectus for additional transfer provisions that apply to the investment options under your contract.
Withdrawals From the Fixed Account
You may withdraw all or part of your contract value in the Fixed Account at any time by sending us a written request. Total withdrawals from the Fixed Account will be subject to an MVA, unless we pay you installment payments. No MVA applies to partial withdrawals from the Fixed Account.
Withdrawal charges and other charges applicable to your contract may apply. See “Charges” in your contract prospectus for more information regarding charges that apply under your contract. Federal income taxes and penalties may also apply. See “Taxes” in your contract prospectus for information about the tax consequences of withdrawing contract value. You should refer to the terms of the particular plan for any further limitations or restrictions on withdrawals.
We reserve the right to defer withdrawal payments from the Fixed Account for a period not to exceed six months from the date we receive the withdrawal request.
Processing Requests
You may submit transfer or withdrawal requests in writing or by telephone.
To submit a transaction request by letter, send your name, contract number, Social Security Number or Taxpayer Identification Number and signed request to:
RiverSource Life Insurance Company
70100 Ameriprise Financial Center
Minneapolis, MN 55474
To submit a transaction request by telephone, call:
1-800-862-7919
If we receive your transfer or withdrawal request at our Service Center in good order before the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the close of business values we calculate on that valuation date. If we receive your transfer or withdrawal request at our Service Center in good order at or after the close of the NYSE (4:00 pm Eastern time unless the NYSE closes earlier), we will process your transfer using the close of business values we calculate on the next valuation date after we received your request.
Please refer to your contract prospectus for more information regarding withdrawals from your contract.
Charges
There are no charges that apply specifically to the Fixed Account. Please see the “Charges” section in your contract prospectus for a description of charges that apply under your contract.
The General Account
The general account includes all assets owned by RiverSource Life, other than those in the variable account and our other separate accounts. Subject to applicable state law, we have sole discretion to decide how assets of the general account will be invested. The assets held in our general account support the guarantees under your contract including your investment in the Fixed Account. You should be aware that our general account is exposed to many of the same risks normally associated with a portfolio of fixed-income securities including interest rate, option, liquidity and credit risk. You should also be aware that we issue other types of annuities and financial instruments and products as well, and these obligations are satisfied from the assets in our general account. Our general account is not segregated or insulated from the claims of our creditors.
About the Service Providers
Principal Underwriter
For additional distribution information, please see your contract prospectus. There is no additional plan of distribution or sales compensation with respect to the Fixed Account.
RiverSource Distributors, Inc. (RiverSource Distributors), our affiliate, serves as the principal underwriter and general distributor of the contracts. Its offices are located at 70100 Ameriprise Financial Center, Minneapolis, MN 55474. RiverSource Distributors is a wholly-owned subsidiary of Ameriprise Financial, Inc.
RiverSource Distributors is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

RiverSource Fixed Account Interests — Prospectus 7

Additional information about the underwriting agreement with RiverSource Distributors, Inc., including sales compensation, is included in your contract prospectus and in the statement of additional information that relates to your contract prospectus. This information applies regardless of whether you choose to invest in the Fixed Account, and there is no additional plan of distribution or sales compensation with respect to the Fixed Account.
Issuer
We issue the interests in the Fixed Account and the contracts it is offered under. We are a stock life insurance company organized in 1957 under the laws of the state of Minnesota and are located at 829 Ameriprise Financial Center, Minneapolis, MN 55474. We are a wholly-owned subsidiary of Ameriprise Financial, Inc. We conduct a conventional life insurance business. We are licensed to do business in 49 states, the District of Columbia and American Samoa. Our primary products currently include fixed and variable annuity contracts (including indexed linked annuity contracts) and life insurance policies
Legal Proceedings
RiverSource Life is involved in the normal course of business in legal proceedings which include regulatory inquiries, arbitration and litigation, including class actions, concerning matters arising in connection with the conduct of its activities. These include proceedings specific to the Company as well as proceedings generally applicable to business practices in the industries in which it operates. The Company can also be subject to legal proceedings arising out of its general business activities, such as its investments, contracts, and employment relationships. Uncertain economic conditions, heightened and sustained volatility in the financial markets and significant financial reform legislation may increase the likelihood that clients and other persons or regulators may present or threaten legal claims or that regulators increase the scope or frequency of examinations of the Company or the insurance industry generally.
As with other insurance companies, the level of regulatory activity and inquiry concerning the Company’s businesses remains elevated. From time to time, the Company and its affiliates, including Ameriprise Financial Services, LLC (“AFS”) and RiverSource Distributors, Inc. receive requests for information from, and/or are subject to examination or claims by various state, federal and other domestic authorities. The Company and its affiliates typically have numerous pending matters, which includes information requests, exams or inquiries regarding their business activities and practices and other subjects, including from time to time: sales and distribution of various products, including the Company’s life insurance and variable annuity products; supervision of associated persons, including AFS financial advisors and RiverSource Distributors Inc.’s wholesalers; administration of insurance and annuity claims; security of client information; and transaction monitoring systems and controls. The Company and its affiliates have cooperated and will continue to cooperate with the applicable regulators.
These legal proceedings are subject to uncertainties and, as such, it is inherently difficult to determine whether any loss is probable or even reasonably possible, or to reasonably estimate the amount of any loss. The Company cannot predict with certainty if, how or when any such proceedings will be initiated or resolved. Matters frequently need to be more developed before a loss or range of loss can be reasonably estimated for any proceeding. An adverse outcome in one or more proceedings could eventually result in adverse judgments, settlements, fines, penalties or other sanctions, in addition to further claims, examinations or adverse publicity that could have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity.
Experts
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Additional Information
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on Feb. 20, 2025, File No.033-28976 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with

8 RiverSource Fixed Account Interests — Prospectus

the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of this prospectus.
Available Information
This prospectus is part of a registration statement we file with the SEC. Additional information on RiverSource Life and on this offering is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This prospectus, other information about the contract and other information incorporated by reference are available on the EDGAR Database on the SEC’s Internet site at (http://www.sec.gov).
Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of RiverSource Life pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RiverSource Fixed Account Interests — Prospectus 9

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RiverSource Life Insurance Company
©2008-2025 RiverSource Life Insurance Company. All rights reserved.
70100 Ameriprise Financial Center
Minneapolis, MN 55474
1-800-862-7919
RiverSource Distributors, Inc. (Distributor), Member FINRA.
Issued by RiverSource Life Insurance Company, Minneapolis, Minnesota. Affiliated with Ameriprise Financial Services, LLC.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being offered:
Registration Fee:	$ N/A
Printing and Filing Expenses:	$ 3,000*
Legal Fees and Expenses:	N/A
Audit Fees:	$7,500*
Accounting Fees and Expenses:	N/A
*Estimated expense.
Item 15. Indemnification of Directors and Officers
The amended and restated By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an “Enterprise”), and including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.
No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.
The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 16. Exhibits
Exhibit No.	Description
1.
Form of Principal Underwriter Agreement for RiverSource Life Insurance Company Variable Annuities and Variable Life Insurance filed as Exhibit 3.1to the Registration Statement on Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760 on January  3,
2007, is incorporated by reference.

2.1
Articles of Merger of IDS Life Insurance Company and American Enterprise Life Insurance Company dated March  16, 2006, filed as
Exhibit 2.1 to Post-Effective Amendment No.  8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company,
File No.  333-114888, on April 27, 2007, is incorporated by reference.

2.2
Articles of Merger of IDS Life Insurance Company and American Partners Life Insurance Company dated March  17, 2006, filed as
Exhibit 2.2 to Post-Effective Amendment No.  8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company,
File No.  333-114888, on April 27, 2007, is incorporated by reference.

3.1
Copy of Certificate of Incorporation of IDS Life Insurance Company filed as Exhibit 3.1 to Post-Effective Amendment No.  5 to the
Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April  6, 1994, is incorporated herein by reference.(See Exhibit 3.1 to Form S-1 Registration Statement filed with the SEC on 4/31/1994.)

3.2
Copy of Certificate of Amendment of Certificate of Incorporation of IDS Life Insurance Company dated June  22, 2006, filed as
Exhibit 27(f)(1) to Post-Effective Amendment No.  28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate
Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.3
Copy of Amended and Restated By-Laws of RiverSource Life Insurance Company filed as Exhibit 27(f)(2) to Post-Effective
Amendment No. 28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No.  333-69777, on
January 3, 2007, is incorporated by reference.

3.4
Copy of Amended and Restated By-laws of IDS Life Insurance Company, filed as Exhibit 6.2 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 for RiverSource Account F, File No. 33-47302 on April 23, 2003, is incorporated by reference.

4.
Form of Group Deferred Variable Annuity Contract, Form 34660, filed as Exhibit 4.1 to Post-Effective Amendment No.  2 to the
Registration Statement on Form S-1 for RiverSource Life Insurance Company, File No. 33-48701 on April  6, 1994, is incorporated by reference.

5.	Opinion of Counsel regarding legality of Contracts, filed herewith.
23.	Consent of Independent Registered Public Accounting Firm, filed herewith
24.	Power of Attorney to sign Amendment to this Registration Statement, dated Sept. 25, 2024, filed herewith.
Ex-107	Filing Fees Table filed electronically as Ex-107, filed herewith.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, RiverSource Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 28th day of April, 2025.
RiverSource Life Insurance Company
(Registrant)
By	/s/ Gumer C. Alvero
Gumer C. Alvero Chairman of the Board and President
As required by the Securities Act of 1933, Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on April 28, 2025.
Signature	Title
/s/ Gumer C. Alvero	Chairman of the Board and President (Chief Executive Officer)
Gumer C. Alvero
/s/ Michael J. Pelzel	Senior Vice President – Corporate Tax
Michael J. Pelzel
/s/ Kevin L. Kehn	Director, Senior Vice President and Chief Actuary
Kevin L. Kehn
/s/ Shweta Jhanji	Senior Vice President and Treasurer
Shweta Jhanji
/s/ Brian E. Hartert	Director and Chief Financial Officer (Chief Financial Officer)
Brian E. Hartert
/s/ Gene R. Tannuzzo	Director
Gene R. Tannuzzo
/s/ Gregg L. Ewing	Vice President and Controller (Principal Accounting Officer)
Gregg L. Ewing
/s/ Stephen R. Wolfrath	Director, Senior Vice President – Insurance and Annuities Product Development and Management
Stephen R. Wolfrath
/s/ Kara D. Sherman	Director, Senior Vice President, National Sales Manager – Insurance
Kara D. Sherman
Power of Attorney to sign Amendment to this Registration Statement, dated Sept. 25, 2024, filed electronically herewith, by:
/s/ Nicole D. Wood
Nicole D. Wood Assistant General Counsel and Assistant Secretary

Exhibit Index
5	Opinion of Counsel
23.	Consent of Independent Public Accounting Firm.
24.	Power of Attorney
Ex-107	Filing Fees table